Exhibit 99.1

SMURFIT-STONE CONTAINER CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

On June 30, 2006, Smurfit-Stone Container Corporation (“Smurfit-Stone” or the “Company”) announced that Smurfit-Stone Container Enterprises, Inc. (“SSCE”), a wholly owned subsidiary of the Company, completed the sale of the assets and liabilities of its consumer packaging business to Bluegrass Container Company, LLC (the “Buyer”), a Delaware limited liability company formed by Texas Pacific Group (the “Transaction”) pursuant to the asset purchase agreement dated May 11, 2006 (the “Asset Purchase Agreement”). The business was a reportable segment of the Company (comprised of four paper mills and 39 consumer packaging operations in the United States and one consumer packaging plant in Canada) that designed, manufactured, sold and distributed folding cartons and coated recycled boxboard, multiwall bags, flexible packaging and labels.

The following unaudited pro forma condensed consolidated statements of operations and condensed consolidated balance sheet of Smurfit-Stone were prepared to illustrate the estimated effects of the Transaction, including the application of the net proceeds received from the sale, as if the Transaction had occurred for the statements of operations as of the beginning of the periods presented and for the balance sheet as of March 31, 2006.

The pro forma adjustments are based upon available information and certain assumptions that Smurfit-Stone believes are reasonable. The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of Smurfit-Stone and the related notes thereto.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only in response to Securities and Exchange Commission requirements and do not purport to represent what Smurfit-Stone’s financial position or results of operations would actually have been if the Transaction had in fact occurred at such dates or to project Smurfit-Stone’s financial position or results of operations for any future date or period.

SMURFIT-STONE CONTAINER CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	March 31, 2006
	Smurfit-Stone	Pro Forma		Smurfit-Stone
	Historical	Adjustments		Pro Forma
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$4	$902	(a)	$4
		(902	)(b)
Receivables	401	(16	)(a)	385
Inventories	726	(159	)(a)	567
Prepaid expenses and other current assets	63	(5	)(a)	54
		(4	)(b)
Total current assets	1,194	(184)		1,010
Property, plant and equipment, net	4,191	(350	)(a)	3,841
Timberland, net	44			44
Goodwill	3,309	(279	)(a)	3,030

Other assets	324	(8	)(a)	316
	$9,062	$(821)		$8,241
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$37	(5	)(b)	$32
Accounts payable	642	(82	)(a)	560
Other accrued liabilities	407	14	(a)	415
		(6	)(b)

Total current liabilities	1,086	(79)		1,007
Long-term debt, less current maturities	4,682	(2	)(a)	3,813
		(867	)(b)
Other long-term liabilities	1,142	(1	)(a)	1,141
Deferred income taxes	335	160	(a)	484
		(11	)(b)
Stockholders’ equity:
Preferred stock	90			90
Common stock and additional paid-in capital	4,024			4,024
Retained earnings (deficit)	(1,912)	(4	)(a)	(1,933)
		(17	)(b)
Accumulated other comprehensive income (loss)	(385)			(385)
Total stockholders’ equity	1,817	(21)		1,796
	$9,062	$(821)		$8,241

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

SMURFIT-STONE CONTAINER CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Smurfit-Stone	Pro Forma		Smurfit-Stone
	Historical	Adjustments		Pro Forma
Three Months Ended March 31, 2006:
Net sales	$2,125	$(396	)(a)	$1,729

Cost of goods sold	1,936	(347	)(a)	1,589

Selling and administrative expenses	206	(32	)(a)	174

Restructuring charges	9			9
Gain on sale of asset	(23)			(23)
	(3)	(17)		(20)
Interest expense, net	(92)	18	(b)	(74)
Other expense, net	(3)	1	(b)	(2)
Loss from continuing operations before non-recurring losses and income taxes	(98)	2		(96)
Benefit from income taxes	37	(1	)(a)(b)	36
Loss from continuing operations before non-recurring losses	$(61)	$1		$(60)

Basic and diluted earnings per share
Loss from continuing operations before non-recurring losses
	$(.24)			$(.24)
Weighted average shares outstanding	255			255

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

SMURFIT-STONE CONTAINER CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Smurfit-Stone	Pro Forma		Smurfit-Stone
	Historical	Adjustments		Pro Forma
Year Ended December 31, 2005:
Net sales	$8,396	(1,584	)(a)	$6,812

Cost of goods sold	7,434	(1,380	)(a)	6,054

Selling and administrative expenses	807	(118	)(a)	689

Restructuring charges	321			321
Loss on sale of assets	1			1
	(167)	(86)		(253)
Interest expense, net	(346)	1	(a)	(280)
		65	(b)
Other expense, net	(21)	5	(b)	(16)
Loss from continuing operations before non-recurring losses and income taxes	(534)	(15)		(549)
Benefit from income taxes	207	6	(a)(b)	213
Loss from continuing operations before non-recurring losses	$(327)	$(9)		$(336)

Basic and diluted earnings per share
Loss from continuing operations before non-recurring losses	$(1.28)			$(1.32)
Weighted average shares outstanding	255			255

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

SMURFIT-STONE CONTAINER CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Smurfit-Stone Historical	Pro Forma Adjustments		Smurfit-Stone Pro Forma
Year Ended December 31, 2004:
Net sales	$8,291	$(1,575	) (a)	$6,716

Cost of goods sold	7,176	(1,369	)(a)	5,807

Selling and administrative expenses	770	(115	) (a)	655

Restructuring charges	16			16
Asset impairment charge	73			73
Loss (gain) on sale of assets	(7)			(7)
	263	(91)		172
Interest expense, net	(343)	1	(a)	(279)
		63	(b)
Loss from early extinguishment of debt	(11)			(11)
Other expense, net	(18)	1	(b)	(17)
Loss from continuing operations before non-recurring losses and income taxes	(109)	(26)		(135)
Benefit from income taxes	63	10	(a)(b)	73
Loss from continuing operations before non-recurring losses	$(46)	$(16)		$(62)

Basic and diluted earnings per share
Loss from continuing operations before non-recurring losses	$(.18)			$(.25)
Weighted average shares outstanding	253			253

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

SMURFIT-STONE CONTAINER CORPORATION
                UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Smurfit-Stone Historical	Pro Forma Adjustments		Smurfit-Stone Pro Forma
Year Ended December 31, 2003:
Net sales	$7,722	$(1,576	)(a)	$6,146

Cost of goods sold.	6,673	(1,370	) (a)	5,303

Selling and administrative expenses	882	(117	) (a)	765

Restructuring charges.	115			115
Loss on sale of assets	5			5
	47	(89)		(42)
Interest expense, net	(341)	1	(a)	(277)
		63	(b)
Loss from early extinguishment of debt	(3)			(3)
Other expense, net	(41)	1	(b)	(40)
Loss from continuing operations before non-recurring losses and income taxes	(338)	(24)		(362)
Benefit from income taxes	140	9	(a)(b)	149
Loss from continuing operations before non-recurring losses	$(198)	$(15)		$(213)

Basic and diluted earnings per share
Loss from continuing operations before non-recurring losses	$(.80)			$(.87)
Weighted average shares outstanding	246			246

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

Transaction Adjustments

(a) To record the effects of the sale of the Consumer Packaging business:

Balance Sheet

The sale of the Consumer Packaging segment for $1,040 million. Net proceeds of $902 million reflect a reduction in proceeds of $126 million for certain accounts receivables previously sold by the Company to Stone Receivables Corporation (“SRC”) and payment of sale transaction costs and other closing adjustments.

The elimination of assets and liabilities and the net investment in the Consumer Packaging segment, at historical cost.

Statements of Operations

The elimination of revenues and expenses of the Consumer Packaging segment.

Tax effects are recorded assuming a 39% tax rate.

Application of Sale Proceeds

(b)  To record the effects of repayment of borrowings under SSCE’s senior secured credit facilities and unsecured senior notes:

Balance Sheet

(in millions)
Tranche B Term Loan due in various installments through November 1, 2011	$240
SSCE revolving credit facility due November 1, 2009	212
9.25% unsecured senior notes due February 1, 2008	298
9.75% unsecured senior notes due February 1, 2011	102
Industrial revenue bonds due in various installments through 2026	15
Other	5
Total repayment of borrowings	$872
Accrued interest on unsecured senior notes	6
Tender premiums and other fees	24
Net proceeds from the sale of the Consumer Packaging business	$902

Tender premiums and other fees of $24 million paid in connection with the repayment of the unsecured senior notes.

The weighted average variable interest rates for the Tranche B Term Loan for the three months ended March 31, 2006 and for the years ended December 31, 2005, 2004, and 2003 were 5.3%, 3.8% and 3.8%, respectively. The weighted average variable interest rates for the revolving credit facility for the three months ended March 31, 2006 and for the years ended December 31, 2005, 2004, and 2003 were 7.4%, 5.8%, 4.7% and 4.6%, respectively.

In connection with the Transaction, certain industrial revenue bonds with an outstanding principal balance of $15 million as of March 31, 2006 were repaid prior to closing with proceeds from the revolving credit facility. The weighted average interest rates for these industrial revenue bonds for the three months ended March 31, 2006 and for the year ended December 31, 2005 were 6.3% and 6.4%, respectively. For the years ended December 31, 2004 and 2003, the average outstanding balance of the industrial revenue bonds was $10 million and the average interest rate was 7.5%.

Statements of Operations

(In millions)

	Three Months Ended	Year Ended December 31,
	March 31, 2006	2005	2004	2003
Interest expense on extinguished debt	$18	$64	$62	$62
Elimination of amortization of deferred debt issuance costs		1	1	1
Total decrease to interest expense	$18	$65	$63	$63

Elimination of loss on sale of receivables to SRC, included in other expense, net	$1	$5	$1	$1

Tax effects are recorded assuming a 39% tax rate.

Non-Recurring Losses

The following non-recurring losses were not considered in the unaudited pro forma condensed consolidated statements of operations:

An estimated loss on disposition of discontinued operations of $4 million (net of income tax expense of $174 million), subject to certain post-closing adjustments as provided in the Asset Purchase Agreement.

Tender premiums and other fees of $24 million paid in connection with the repayment of the unsecured senior notes and the write-off of existing deferred debt issuance costs of $4 million resulting in a $17 million loss due to the early extinguishment of debt (net of income tax benefit of $11 million).